UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2005

SPECTRE GAMING, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1466 Pioneer Way, #10, El Cajon, California		92020

(Address of principal executive offices)		(Zip Code)
(612) 279-2030

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Contract.
SIGNATURE

Item 1.01. Entry Into Material Definitive Contract.

     On May 24, 2005, Spectre Gaming, Inc. (the “Company”) entered into a Redemption Technology and Supply Agreement (the “Agreement”) with Bally Gaming, Inc., a Nevada corporation (“Bally”). The Agreement is contingent upon the approval of Bally’s Compliance Committee (for regulatory compliance) and the approval of the Board of Directors of Alliance Gaming Corporation, Bally’s parent corporation.

     Under the Agreement, but subject to the above-noted conditions, Bally granted to the Company: (i) an exclusive license to distribute redemption games using equipment containing certain proprietary technology of Bally; (ii) an exclusive license to utilize the technology to develop redemption games and gaming systems; and (iii) a non-exclusive license to use the technology for purposes ancillary to the foregoing (collectively, the “License”). In addition to obtaining the License, the Agreement provides that the Company shall have the right to exclusively license Bally-owned game themes for use with the Company’s redemption games and systems.

     The Agreement and the License last for an initial term of five years, but may be extended if the Company meets certain performance targets. Under the Agreement, the Company will pay an upfront License fee of $5 million, payable as follows: $1 million is due on or prior to June 23, 2005; $1 million is due no later than August 15, 2005; and the remaining $3 million is payable pursuant to an unsecured two-year promissory note providing payments in four equal installments on each successive six-month anniversary of the Agreement. In addition to the License fee, beginning in January 2007 the Agreement requires the Company to pay royalties monthly based on the number of in-service redemption games during each day of the Agreement’s term. In connection with the Agreement, the Company has already made payment of $100,000 in earnest money which will be credited toward the License fee described above.

     Under the Agreement, the Company will have the right to have Bally provide transition training services so that Company employees may become familiar with the licensed technology. The Agreement also provides fixed pricing for the Company’s (i) purchase of electronic components containing the licensed technology, (ii) purchase of gaming cabinets in which to house redemption games employing the licensed technology, (iii) purchase of materials to convert the redemption games into video lottery terminals and/or Class III gaming machines (i.e., slot machines), and (iv) acquisition from Bally of other services on an hourly basis.

     The Company and Bally have been parties to a License Agreement entered into on June 30, 2004, pursuant to which has been filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-QSB for the period ended June 30, 2004.         .

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRE GAMING, INC.
Date: May 31, 2005	By:	/s/ Brian Niebur
BRIAN NIEBUR, Chief Financial Officer